Exhibit 99

Transnational Industries Inc.  Chairman Resigns

May 12, 2004

On May 3, 2004, Charles F. Huber resigned as Chairman of the Board of Directors of Transnational Industries, Inc. (TRSN.OB). No decision has been made on whether to elect a new chairman. Mr. Huber will remain a director of the Company.